INDEX TO EXHIBITS

(1)               Agreement and Declaration of Trust*

(2)               Bylaws*

(3)               Inapplicable

(4)               Inapplicable

(5)               Advisory Agreement with Interactive Research Advisers,
                  Inc.*

(6)               Inapplicable

(7)               Inapplicable

(8)               Custody Agreement with Star Bank, N.A.

(9)(i)            Administration Agreement with Interactive Research
                  Advisers, Inc.*

   (ii) Transfer, Dividend Disbursing, Shareholder Service and Plan Agency Agreement with Countrywide Fund Services, Inc.*

   (iii)          Administration Agreement with Countrywide Fund
                  Services, Inc.*

   (iv)           Accounting Services Agreement with Countrywide Fund
                  Services, Inc.*

(10) Opinion and Consent of Counsel relating to issuance of shares*


(11)              Consent of Independent Public Accountants


(12)              Inapplicable

(13)              Agreement Relating to Initial Capital*

(14)              Prototype Individual Retirement Account*

(15)              Inapplicable

(16)              Computation for Performance Quotations*

(17)              Financial Data Schedule*

(18)              Inapplicable

*Incorporated by reference to Registration Statement on Form N-1A.




ITEM 25.          PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH
                  REGISTRANT.

                  No person is directly or indirectly controlled by or under common control with the Registrant.


ITEM 26.          NUMBER OF HOLDERS OF SECURITIES.

                  As of October 31, 1997, there were 2,779 holders of the shares of beneficial interest of The Technology Value Fund series of Registrant.

ITEM 27,          INDEMNIFICATION.

                  Under section 3817(a) of the Delaware Business Trust Act, a Delaware business trust has the power to indemnify and hold harmless any trustee, beneficial owner or other person from and against any and all claims and demands whatsoever. Reference is made to sections 5.1 and 5.2 of the Declaration of Trust of Interactive Investments (the "Trust") pursuant to which no trustee, officer, employee or agent of the Trust shall be subject to any personal liability, when acting in his or her individual capacity, except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties. The Trust shall indemnify each of its trustees, officers, employees and agents against all liabilities and expenses reasonably insurred by him or her in connection with the defense or disposition of any actions, suits or other proceedings by reason of his or her being or having been a trustee, officer, employee or agent, except with respect to any matter as to which he or she shall have been adjudicated to have acted in or with bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties. The Trust will comply with Section 17(h) of the Investment Company Act of 1940, as amended (the "1940 Act") and 1940 Act Releases number 7221 (June 9, 1972) and number 11330 (September 2, 1980).

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Trust pursuant to the foregoing, the Trust has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and therefore may be unenforceable. In the event that a claim for indemnification (except insofar as it provides for the payment by the Trust of expenses incurred or paid by a trustee, officer or controlling person in the successful defense of any action, suit or


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                  proceeding) is asserted against the Trust by such trustee, officer or controlling person and the Securities and Exchange Commission is still of the same opinion, the Trust will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                  Indemnification provisions exist in the Investment Advisory and Management Agreement and the Administration Agreement which are identical to those in the Declaration of Trust noted above.

ITEM 28.          BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT
                  ADVISER

                  (a)      Inapplicable

                  (b)      Inapplicable

ITEM 29.          PRINCIPAL UNDERWRITERS.

                  (a)      Inapplicable

                  (b)      Inapplicable

                  (c)      Inapplicable

ITEM 30.          LOCATION OF ACCOUNTS AND RECORDS.

                  Accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the Rules promulgated thereunder will be maintained by the Registrant at its offices located at 101 Park Center Plaza, Suite 1300, San Jose, California 95113 or at the offices of the Registrant's transfer agent located at 312 Walnut Street, Cincinnati, Ohio 45202.

ITEM 31.          MANAGEMENT SERVICES NOT DISCUSSED IN PARTS A AND B.

                  Inapplicable


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ITEM 32.          UNDERTAKINGS.

                  (a)      Inapplicable


                  (b) The Registrant undertakes to file a post-effective amendment, using financial statements which need not be certified, within four to six months from the effective date of The Medical Specialists Fund series and The Technology Leaders Fund series.

                  (c) The Registrant undertakes that, if so requested, it will furnish each person to whom a prospectus is delivered with a copy of Registrant's latest annual report to shareholders without charge.


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